As filed with the Securities and Exchange Commission on September 17, 1997
                                                      Registration No. 333-23063
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                             CUC INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                  06-0918165
(State or Other Jurisdiction of
Incorporation or Organization)            (I.R.S. Employer Identification No.)


                              707 SUMMER STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-9261


               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                COSMO CORIGLIANO
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             CUC INTERNATIONAL INC.
                                707 SUMMER STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-9261


                       (NAME, ADDRESS, INCLUDING ZIP CODE,
        AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                               Amy N. Lipton, Esq.
                            Senior Vice President and
                                 General Counsel
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261



================================================================================



Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




PROSPECTUS
                             CUC INTERNATIONAL INC.
                                  $550,000,000
                          Aggregate Principal Amount of
             3% Convertible Subordinated Notes Due February 15, 2002
                                   17,959,205
                             Shares of Common Stock
                                ($.01 Par Value)


            This Prospectus relates to the offer and sale, from time to time, by the Selling Securityholders listed herein of up to $550,000,000 aggregate principal amount of the 3% Convertible Subordinated Notes Due February 15, 2002 (the "Notes") of CUC International Inc., a Delaware corporation ("CUC" or the "Company"), and up to 17,959,205 shares (the "Shares", and collectively with the Notes, the "Securities") of the common stock, $.01 par value (the "Common Stock"), of the Company issuable upon conversion of the Notes in full. The Notes were issued under an Indenture dated as of February 11, 1997 (the "Indenture"), between the Company and Marine Midland Bank, as trustee (the "Trustee"). Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 1997. The Notes are convertible, in whole or in part, at the option of the holder at any time prior to the close of business on February 15, 2002, unless previously redeemed, into shares of Common Stock at a conversion price of $30.625 per share (equivalent to a conversion rate of 32.6531 shares of Common Stock per $1,000 principal amount of the Notes), subject to adjustment in certain circumstances. See "Description of Notes - Conversion Rights". The Notes are redeemable at the Company's option at any time on and after February 15, 2000 at the redemption prices specified therein, together with accrued and unpaid interest thereon to the date of redemption. See "Description of Notes - Optional Redemption". In the event of a Change-in-Control (as defined in the Indenture), each holder of Notes may require the Company to purchase its Notes, in whole or in part, at a purchase price equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon to the purchase date, for cash or, at the Company's election, Common Stock (valued at 95% of the average closing sale prices of the Common Stock for the five trading days ending on and including the third trading day prior to the purchase date). See "Description of Notes - Purchase at Option of Holders Upon a Change-in-Control".


            All of the Securities offered hereby are being offered for sale and sold, from time to time, by the Selling Securityholders. None of the proceeds from the sale of the Securities by the Selling Securityholders will be received by the Company. The Company has agreed to bear certain expenses incident to the registration of the Securities under federal or state securities laws and to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


            The Notes are general unsecured obligations of the Company and subordinated in right of payment to all existing and future Senior Debt (as defined in the Indenture) of the Company. The Company is party to a bank credit facility pursuant to which up to $500.0 million has been made available for borrowing by the Company on a revolving basis, subject to certain limitations specified therein. As of the date of this Prospectus, there were no borrowings outstanding under such facility and the entire committed amount of the facility was available to the Company for borrowing. Any such borrowings would constitute Senior Debt. In addition, the Notes are effectively subordinated in right of payment to all indebtedness and other liabilities that may be incurred by any subsidiary of the Company. The Indenture does not restrict the incurrence, assumption or guaranty of indebtedness, including Senior Debt, by the Company or any subsidiary thereof. See "Description of Notes - Subordination".


            The Securities may be offered for sale by the Selling Securityholders from time to time in transactions effected through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the Securities are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent or to whom they sell Securities as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters, the amount and nature of any commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of Securities by the Selling Securityholders, will be set forth in a Prospectus Supplement. See "Selling Securityholders" and "Plan of Distribution."

            The Selling Securityholders and any underwriters, dealers or agents which participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Securities purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

            On February 11, 1997, the Company completed the issuance and sale of the Notes to Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Allen & Company Incorporated, Alex. Brown & Sons Incorporated, Furman Selz LLC and Hambrecht & Quist LLC, as initial purchasers (collectively, the "Purchasers"), in an unregistered private placement conducted pursuant to Regulation D under the Securities Act (the "Unregistered Notes Placement"). The Purchasers subsequently advised the Company that they resold $484,565,000 principal amount of the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act (the "Rule 144A Notes") and $57,150,000 principal amount of Notes outside of the United States in offshore transactions to investors in reliance on Regulation S under the Securities Act (the "Regulation S Notes"). In addition, Goldman, Sachs & Co. notified the Company that it resold in the United States $8,285,000 principal amount of the Notes to four institutions that at the time of such resale were "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (the "Institutional Notes"). Such resales were contemplated by the Unregistered Notes Placement and all $550,000,000 aggregate principal amount of the 144A Notes, the Regulation S Notes and the Institutional Notes (including the Common Stock issuable upon conversion thereof) have been included in the Registration Statement of which this Prospectus is a part, in accordance with the terms and subject to the conditions of the registration rights agreement described below, to permit secondary trading of the Notes and the underlying Shares without restriction under the Securities Act.

            The Company has filed the Registration Statement of which this Prospectus is a part to satisfy its obligations under a certain registration rights agreement dated as of February 11, 1997 entered into with a representative of the Purchasers on behalf of all Holders (as defined in the Indenture) of the Notes (and holders of record of the Shares issued upon conversion thereof). See "Description of Notes - Registration Rights".

            The Rule 144A Notes have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. The Company does not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated inter-dealer quotation system.


            The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol "CU." The closing sale price of the Common Stock as reported on the NYSE Composite Tape on September 11, 1997 was $281/8 per share.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ___________ __, 1997.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the Commission's regional offices located at 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Commission's Web site at (http://www.sec.gov). Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, information statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.


            The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


            The following documents (and the amendments thereto) previously filed by the Company (File No. 1-10308) with the Commission pursuant to the Exchange Act are incorporated herein by reference and are made a part hereof:

                                  (i) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1997 (the "CUC 10-K"), filed with the Commission on May 1, 1997;

                                 (ii) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended April 30, 1997 and July 31, 1997 (the "CUC 10-Qs"), filed with the Commission on June 16, 1997 and September 15, 1997;

                                (iii) The Company's Current Reports on Form 8-K, filed with the Commission on February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May 29, 1997 and August
            14, 1997, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1997 and prior to the date of this Prospectus;

                                 (iv) The Joint Proxy Statement/Prospectus of CUC International Inc. and HFS Incorporated (the "CUC/HFS Proxy") on Schedule 14A filed with the Commission on August 28, 1997; and

                                  (v)   The description of the Common Stock
            contained in the Company's Registration Statements on Form 8-A, filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed for the purposes of updating such description.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document so incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901, Attention: Secretary, telephone: (203) 324-9261.

            No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Securityholder or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance imply that there has been no change in the affairs of the Company since the date hereof.

                                     SUMMARY

            The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus and incorporated by reference herein. Unless the context otherwise requires, references in this Prospectus to "CUC" and the "Company" refer to CUC International Inc. and its consolidated subsidiaries.


                                   THE COMPANY

         The Company is a leading technology-driven, membership-based consumer services company, providing over 70 million members with access to a variety of goods and services worldwide. These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants, and provides travelers with value-added tax refunds. The Company believes that it is the leading provider of membership-based consumer services of these types in the United States. The Company's membership activities are conducted principally through its Comp-U-Card division and the Company's wholly-owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc., Entertainment Publications, Inc. and SafeCard Services, Inc., acquired as part of the Company's acquisition of Ideon Group, Inc. ("Ideon").

            The Company also offers consumer software in various multimedia forms through the CUC Software Division. During its fiscal year ended January 31, 1997, the Company acquired Davidson & Associates, Inc. ("Davidson"), Sierra On-Line, Inc. ("Sierra") and Knowledge Adventure, Inc. ("KA"). Davidson, Sierra and KA develop, publish, manufacture and distribute educational, entertainment and personal productivity interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that are engaging to the user for multimedia PC's, including CD-ROM-based PC systems, and selected emerging platforms.

            Recent Developments. On May 27, 1997, the Company entered into an Agreement and Plan of Merger with HFS Incorporated, a Delaware corporation ("HFS"), pursuant to which, upon the terms and subject to the conditions specified therein, HFS will be merged with and into the Company, with the Company as the surviving corporation in such merger (the "HFS Merger"). HFS is a global services provider, providing services to consumers through intermediaries in the travel and real estate industries. Upon completion of the HFS Merger, the Company, as the surviving company in the HFS Merger, will change its name to Cendant Corporation. In the HFS Merger, each share of issued and outstanding HFS common stock will be converted into the right to receive 2.4031 shares of Common Stock. Completion of the HFS Merger is subject, among other things, to approval by the shareholders of CUC and HFS. The HFS Merger will be accounted for in accordance with the pooling-of-interests method of accounting. The Company believes that the HFS Merger will not constitute a Change-in-Control under the Indenture for the Notes. See "Description of Notes--Purchase at Option of Holders upon a Change-in-Control" and "Mergers & Sales of Assets by the Company."

            On August 13, 1997, the Company entered into a Share Purchase Agreement with Hebdo Mag International Inc. ("Hebdo Mag"), certain stockholders of Hebdo Mag (the "Hebdo Mag Stockholders") and Getting to Know You of Canada Ltd., an indirect wholly-owned subsidiary of the Company ("Subsidiary"), pursuant to which Subsidiary agreed to acquire (the "Hebdo Mag Acquisition") all of the outstanding capital stock of Hebdo Mag in exchange for the issuance of shares of preferred stock of Subsidiary exchangeable for shares of Common Stock (the "Hebdo Acquisition Shares") and the assumption of certain options of Hebdo Mag exchanged for comparable options to acquire shares of Common Stock, such Hebdo Acquisition Shares and options having an aggregate value of approximately $440 million. Based in Paris, France, Hebdo Mag is an international publisher of over 150 titles and distributor of classified advertising information with operations in twelve countries, including Canada, France, Sweden, Hungary, the United States, Italy, Russia and Holland. The Hebdo Mag Acquisition is subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, the Investment Canada Act, the Canada Competition Act and the Swedish Competition Act, as well as the effectiveness of a registration statement required to be filed by the Company with respect to the resale by the Hebdo Mag Stockholders of the Hebdo Acquisition Shares. The Hebdo Mag Acquisition will be accounted for in accordance with the pooling-of-interests method of accounting.

            The Company from time to time explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other businesses. Historically, the Company has been involved in numerous transactions of various magnitudes for consideration which included cash or securities (including Common Stock) or combinations thereof. The Company will evaluate and pursue appropriate acquisition and combination opportunities as they arise. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by the Company have involved both relatively small acquisitions and acquisitions which have been significant, including the HFS Merger.

                                   -----------

            The Company's principal executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

                                  THE OFFERING


                                  Common Stock

Common Stock Offered by Selling .....
   Securityholders...................          17,959,205 shares.


Common Stock Offered by
   the Company.......................          None.


                                      Notes

Notes Offered by Selling
   Securityholders...................          $550,000,000 principal amount.

Notes Offered by the Company.........          None.

Interest Payment Dates...............          February 15 and August 15,
                                               commencing on August 15, 1997.

Convertibility.......................          The Notes are convertible into
                                               shares of Common Stock at any
                                               time, unless previously redeemed
                                               or repurchased, at the conversion
                                               rate set forth below. Holders of
                                               Notes called for redemption will
                                               be entitled to convert their
                                               Notes to and including, but not
                                               after, the close of business on
                                               the date fixed for redemption.

Conversion Rate......................          The Notes are convertible at a
                                               rate of 32.6531 shares of Common
                                               Stock per $1,000 principal amount
                                               of Notes (equivalent to a
                                               conversion price of $30.625 per
                                               share), subject to adjustment in
                                               certain events.

Optional Redemption..................          The Notes may be redeemed at the
                                               option of the Company at any time
                                               on or after February 15, 2000, in
                                               whole or in part, at the
                                               redemption prices set forth
                                               herein, plus accrued interest to
                                               the redemption date. See
                                               "Description of Notes-Optional
                                               Redemption."

Sinking Fund.........................          None.

Unregistered Notes Placement.........          On February 11, 1997, the Company
                                               completed the issuance and sale
                                               of the Notes to the Purchasers in
                                               the Unregistered Notes Placement.
                                               The Purchasers subsequently
                                               advised the Company that they
                                               resold $484,565,000 principal
                                               amount of the Rule 144A Notes in
                                               the United States to "qualified
                                               institutional
                                               buyers" in reliance on Rule 144A
                                               under the Securities Act and
                                               $57,150,000 principal amount of
                                               the Regulation S Notes outside of
                                               the United States in offshore
                                               transactions to investors in
                                               reliance on Regulation S under
                                               the Securities Act. In addition,
                                               Goldman, Sachs & Co. notified the
                                               Company that it resold in the
                                               United States $8,285,000
                                               principal amount of the
                                               Institutional Notes to four
                                               institutions that at the time of
                                               such resale were "accredited
                                               investors" within the meaning of
                                               Rule 501(a)(1), (2), (3) or (7)
                                               under the Securities Act. Such
                                               resales were contemplated by the
                                               Unregistered Notes Placement and
                                               all $550,000,000 aggregate
                                               principal amount of the Rule 144A
                                               Notes, the Regulation S Notes and
                                               the Institutional Notes
                                               (including the Shares issuable
                                               upon conversion thereof) have
                                               been included in the Registration
                                               Statement of which this
                                               Prospectus is a part, in
                                               accordance with the terms and
                                               subject to the conditions of the
                                               Registration Rights Agreement, to
                                               permit secondary trading of the
                                               Notes (and the Shares issuable
                                               upon conversion thereof) without
                                               restriction under the Securities
                                               Act.


Denomination and Registration
  of Notes...........................          The Rule 144A Notes are
                                               represented by a global Note (the
                                               "Restricted Global Note") in
                                               fully registered form, without
                                               interest coupons, which was
                                               deposited with a custodian for,
                                               and registered in the name of The
                                               Depository Trust Company in New
                                               York, New York ("DTC"). The
                                               Regulation S Notes are
                                               represented by a global Note in
                                               fully registered form, without
                                               interest coupons (the "Regulation
                                               S Global Note," and together with
                                               the Restricted Global Note, the
                                               "Global Notes"), which was
                                               deposited with a custodian for
                                               and registered in the name of a
                                               nominee of, DTC in New York, New
                                               York for the account of Morgan
                                               Guaranty Trust Company of New
                                               York, Brussels office, as
                                               operator of the Euroclear System
                                               ("Euroclear") and for the account
                                               of Citibank, N.A., as operator of
                                               Cedel Bank, S.A. ("Cedel").
                                               Beneficial interests in the
                                               Global Notes will be shown on,
                                               and transfers thereof will be
                                               effected only through, records
                                               maintained by DTC and its
                                               participants, including Euroclear
                                               and Cedel. Unless certain
                                               conditions specified in the
                                               Indenture are met, certificated
                                               Notes will not be issued in
                                               exchange for beneficial interests
                                               in the Global Notes. See
                                               "Description of Notes-Form,
                                               Denomination, Transfer, Exchange
                                               and Book - Entry Procedures."

Purchase at Option of
Holders Upon Change-in-
Control     .........................          In the event of a
                                               Change-in-Control, each Holder of
                                               Notes may require the Company to
                                               purchase its Notes, in whole or
                                               in part, at a purchase price of
                                               100% of the principal amount
                                               thereof, plus accrued and unpaid
                                               interest thereon to the purchase
                                               date. The purchase price is
                                               payable in cash or, at the
                                               election of the Company but
                                               subject to the satisfaction of
                                               certain conditions on its part,
                                               in Common Stock (valued at 95% of
                                               the average closing sale prices
                                               of the Common Stock for the five
                                               trading days immediately
                                               preceding and including the third
                                               trading day prior to the purchase
                                               date). The Company believes that
                                               the HFS Merger will not
                                               constitute a Change-in-Control
                                               under the Indenture. See
                                               "Summary--The Company- Recent
                                               Developments" and "Description of
                                               Notes- Purchase at Option of
                                               Holders upon a Change in
                                               Control."


Subordination........................          The Notes are subordinated in
                                               right of payment to all existing
                                               and future Senior Debt of the
                                               Company. The Company is party to
                                               a bank credit facility pursuant
                                               to which up to $500.0 million has
                                               been made available for borrowing
                                               by the Company on a revolving
                                               basis, subject to certain
                                               limitations specified therein. As
                                               of the date of this Prospectus,
                                               there were no borrowings
                                               outstanding under such facility
                                               and the entire committed amount
                                               of the facility was available to
                                               the Company for borrowing. Any
                                               such borrowings would constitute
                                               Senior Debt.


                                               In addition, the Notes are
                                               effectively subordinated to all
                                               indebtedness and other
                                               liabilities that may be incurred
                                               by any subsidiary of the Company.
                                               The Indenture does not restrict
                                               the incurrence, assumption or
                                               guaranty of any indebtedness,
                                               including Senior Debt, by the
                                               Company or any subsidiary
                                               thereof. In addition, the
                                               Indenture does not restrict the
                                               ability of the Company or any of
                                               its subsidiaries to create liens
                                               and security interests or
                                               otherwise encumber its properties
                                               and assets or to make payments
                                               and distributions on account of
                                               its equity securities.

Registration Rights..................          The Company has filed the
                                               Registration Statement (of which
                                               this Prospectus is a part) in
                                               respect of the Notes and the
                                               Common Stock issuable upon the
                                               conversion thereof pursuant to
                                               the Registration Rights
                                               Agreement. Due to the failure by
                                               the Company to comply with
                                               certain of its obligations under
                                               such agreement, additional
                                               interest accrued on the Notes
                                               from and including August 10,
                                               1997 to but excluding

                                               September __, 1997 (the effective
                                               date of the Registration
                                               Statement of which this
                                               Prospectus is a part). See
                                               "Description of
                                               Notes--Registration Rights."


Listing     .........................          The Rule 144A Notes have been
                                               designated for trading on the
                                               Private Offerings, Resales and
                                               Trading through Automated
                                               Linkages (PORTAL) Market of the
                                               National Association of
                                               Securities Dealers, Inc. The
                                               Common Stock is listed on the
                                               NYSE under the symbol "CU." The
                                               Company does not intend to apply
                                               for listing of the Notes on any
                                               securities exchange or for
                                               inclusion of the Notes on any
                                               automated inter-dealer quotation
                                               system.

Indenture Trustee....................          Marine Midland Bank.

Governing Law........................          The Indenture and the Notes are
                                               governed by the laws of the State
                                               of New York.


     SEE "DESCRIPTION OF NOTES" FOR DEFINITIONS OF CERTAIN TERMS USED ABOVE.

                                 USE OF PROCEEDS

            The Securities are being offered hereby solely for the accounts of the Selling Securityholders listed herein pursuant to the Registration Rights Agreement. The Company will not receive any proceeds from the sale of the Securities. See "Description of Notes - Registration Rights" and "Selling Securityholders."



                       RATIO OF EARNINGS TO FIXED CHARGES

            The information set forth below has been derived from the consolidated financial statements of the Company.


                             YEAR ENDED JANUARY 31,             SIX MONTHS ENDED
                     -----------------------------------------
                      1997     1996    1995     1994    1993    JULY 31, 1997
                     ------- -------- ------- --------- ------  ----------------

Ratio of Earnings
to Fixed Charges(1)  15.20x   12.80x  17.29x   16.13x   11.09x      16.08x



--------------------


(1) For purposes of the foregoing ratio, earnings consist of pretax income from operations plus fixed charges. The Company's fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) the component of rental expense determined by management to be representative of the interest factor thereon. Prior to February 11, 1997, none of the Notes was outstanding. Accordingly, for all periods indicated except for the six months ended July 31, 1997, no interest on the Notes, paid or accrued, is combined with fixed charges in calculating the foregoing ratio.

                              DESCRIPTION OF NOTES

            The Notes were issued under the Indenture, a copy of which has been filed by the Company with the Commission. The Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, copies of which will be available for inspection at the Corporate Trust Office of the Trustee in The City of New York. All capitalized terms used in this Section and not defined herein or elsewhere in this Prospectus have the respective meanings assigned to them in the Indenture.

GENERAL

            The Notes are general unsecured subordinated obligations of the Company, limited to $550,000,000 aggregate principal amount, and will mature on February 15, 2002. Payment in full of the principal amount of the Notes will be due on February 15, 2002 at a price of 100% of the principal amount thereof.


            The Notes bear interest at the rate of 3% per annum from February 11, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on February 15 and August 15 of each year, commencing August 15, 1997, until the principal thereof is paid or made available for payment, to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest on the Notes at such rate will be computed on the basis of a 360-day year, comprised of twelve 30-day months. As described under "Registration Rights" below, additional interest accrued on the Notes from and including August 10, 1997 to but excluding September __, 1997 (the effective date of the Registration Statement of which this Prospectus is a part).


            The Notes are convertible into shares of Common Stock initially at the conversion rate stated on the front cover of this Prospectus, subject to adjustment upon the occurrence of certain events described under "-Conversion Rights," at any time prior to the close of business on February 15, 2002, unless previously redeemed or repurchased.


            The Notes are redeemable at the option of the Company, at any time on or after February 15, 2000, in whole or in part, at the redemption prices set forth below under "-Optional Redemption," plus accrued interest to the redemption date. The Notes also are subject to repurchase by the Company at the option of the Holders under certain circumstances, as described below under "-Repurchase at Option of Holders Upon a Change-In-Control."


            The principal of, premium, if any, and interest on the Notes are payable, and the Notes may be surrendered for registration of transfer, exchange and conversion, at the office or agency of the Company in The Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. See "-Payment and Conversion." Payments, transfers, exchanges and conversions relating to beneficial interests in Notes issued in book-entry form are subject to the procedures applicable to Global Notes described below.

            The Company has appointed the Trustee at its Corporate Trust Office as paying agent, transfer agent, registrar and conversion agent for the Notes. In such capacities, the Trustee is responsible for, among other things, (i) maintaining a record of the aggregate holdings of Notes represented by each Global Note (as defined below) and accepting Notes for exchange and registration of transfer, (ii) ensuring that payments of principal, premium, if any, and interest received by the Company from the Trustee in respect of the Notes are duly paid to DTC or its nominees, (iii) transmitting to the Company any notices from Holders of the Notes, (iv) accepting conversion notices and related documents and transmitting the relevant items to the Company, and
(v) delivering certificates for Common Stock issued upon conversion of the Notes.

            The Company will cause each transfer agent to act as a registrar and will cause to be kept at the office of each such transfer agent a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for registration of transfers of the Notes. The Company may vary or terminate the appointment of any paying agent, transfer agent or conversion agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts, provided that there shall at all times be maintained by the Company, a paying agent, a transfer agent and a conversion agent in the Borough of Manhattan, The City of New York. The Company will cause notice of any resignation, termination or appointment of the Trustee or any paying agent, transfer agent or conversion agent, and of any change in the office through which any such agent will act, to be provided to Holders of the Notes.

            No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

            The Regulation S Notes are represented by the Regulation S Global
Note in definitive, fully registered form, without interest coupons, are registered in the name of CEDE & Co., as nominee of DTC, and have been deposited with the Trustee as custodial agent for DTC for the accounts of Euroclear and Cedel.


            The Rule 144A Notes are represented by the Restricted Global Note in definitive, fully registered form, without interest coupons, are registered in the name of CEDE & Co., as nominee of DTC, and have been deposited with the Trustee as custodial agent for DTC.


            The Institutional Notes were issued in registered, certificated (i.e., not book-entry) form, without interest coupons, and may not be exchanged for beneficial interests in any Global Note except in accordance with the transfer and certification requirements described below under "- Exchanges of Certificated Notes for Book-Entry Notes."

            All Notes were issued in fully registered form, without exception, in denominations of $1,000 and integral multiples in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Exchanges between the Restricted Global Note and the Regulation S Global Note. Beneficial interests in the Restricted Global Note may be exchanged for beneficial interests in the Regulation S Global Note and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

            A beneficial interest in the Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note only upon receipt by the Trustee of a written certification on behalf of the transferor (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act (a "Regulation S Global Note Certificate").

            Any beneficial interest in one of the Global Notes that is exchanged for an interest in the other Global Note will cease to be an interest in such Global Note and will become an interest in the other Global Note. Accordingly, such interest thereafter will be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            Pursuant to an agreement in effect between the Trustee and DTC, the Trustee has represented to and agreed with DTC that: (i) each Global Note will remain in its possession, as custodial agent for DTC, and will be maintained by it as a "Balance Certificate", (ii) on each day on which the Trustee is open for business and on which it receives an instruction originated by a participant through DTC's Deposit/Withdraw at Custodian ("DWAC") system to increase such participant's account by a specified principal amount (a "Deposit Instruction"), prior to 6:30 p.m. (Eastern Time) on the date it receives the Deposit Instruction it shall either approve or cancel such instruction through the DWAC System, (iii) on each day on which the Trustee is open for business and on which it receives an instruction originated by a participant through the DWAC system to decrease the participant's account by a specified principal amount (a "Withdrawal Instruction"), prior to 6:30 p.m. (Eastern Time) on the date it receives the Withdrawal Instruction it shall either approve or cancel such instruction through the DWAC System, and (iv) its approval of a Deposit Instruction or a Withdrawal Instruction will be deemed to constitute receipt by DTC of a new, reissued or reregistered certificated Global Note, on registration of transfer to the name of Cede & Co. for the principal amount of Notes evidenced by the Balance Certificate after the Deposit Instruction or Withdrawal Instruction is effected. Accordingly, any exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in the Restricted Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee, as custodial agent for DTC, through the DWAC system. In connection with any such exchange, appropriate adjustments will be made in the records of the Security Registrar to reflect a decrease in the principal amount of such Regulation S Global Note and a corresponding increase in the principal amount of such Restricted Global Note or vice versa, as applicable.

            Exchanges of Book-Entry Notes for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in the Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

            Exchanges of Certificated Notes for Book-Entry Notes. Institutional Notes, which have been issued in certificated form, may not be exchanged for beneficial interests in any Global Note unless such exchange occurs in connection with a transfer of such Institutional Notes that complies with Rule 144A, in the case of an exchange for an interest in the Restricted Global Note, or Regulation S or (if available) Rule 144, in the case of an exchange for an interest in the Regulation S Global Note. In addition, in connection with any such exchange and transfer, the Trustee must have received on behalf of the transferor a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as applicable. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect an increase in the principal amount of the relevant Global Note.

            Certain Book-Entry Procedures for Global Notes. Upon the issuance of the Regulation S Global Note and the Restricted Global Note, DTC credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with such depositary. Such accounts initially were designated by or on behalf of the Purchasers. Ownership of beneficial interests in a Global Note was limited to persons who maintain accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Notes is shown on, and the transfer of that ownership can be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

            So long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "Exchanges of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes.

            Investors are entitled to hold their interests in the Regulation S Global Note through any organizations (including Cedel and Euroclear) that are participants in the DTC system. Cedel and Euroclear hold interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which, in turn, hold such interests in the Regulation S Global
Note in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold their interests in the Restricted Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

            Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.


            Transfers between participants in DTC will be effected in accordance with DTC's procedures therefor, and will be settled in same-day funds. The laws of some U.S. states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of participants who, in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in Global Notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Transfers between participants in Euroclear and Cedel will be effected in the ordinary course in accordance with their respective rules and operating procedures.

            Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require the delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Regulation S Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries for Cedel or Euroclear.

            Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the DTC settlement date and such credit of any transactions in interests in a Global Note settled during such processing day will be reported to the relevant Euroclear or Cedel participant on such day. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day following settlement in DTC.

            DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the Global Notes for legended certificated Notes in definitive form, which it will distribute to its participants.

            DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

            ALTHOUGH DTC, CEDEL AND EUROCLEAR HAVE AGREED TO THE FOREGOING PROCEDURES TO FACILITATE TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL NOTE AND IN THE RESTRICTED GLOBAL NOTE AMONG THEIR RESPECTIVE PARTICIPANTS, THEY ARE UNDER NO OBLIGATION TO PERFORM OR CONTINUE TO PERFORM SUCH PROCEDURES, AND SUCH PROCEDURES MAY BE DISCONTINUED AT ANY TIME. NEITHER THE COMPANY NOR THE TRUSTEE TAKES ANY RESPONSIBILITY FOR THE PERFORMANCE BY DTC, CEDEL OR EUROCLEAR OR THEIR RESPECTIVE PARTICIPANTS OR INDIRECT PARTICIPANTS OF THEIR RESPECTIVE OBLIGATIONS UNDER THE RULES AND PROCEDURES GOVERNING THEIR OPERATIONS.

PAYMENT AND CONVERSION

            Principal of the Notes will be payable in U.S. dollars against surrender of the Notes at the office or agency of the Company designated by it for such purpose in the Borough of Manhattan, The City of New York, and at any other office or agency of the Company maintained for such purpose, in U.S. currency by dollar check or by transfer to a dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $5,000,000 and only if such Holder shall have furnished wire instructions to the Trustee in writing no later than 15 days prior to the relevant payment date) maintained by the Holder with a bank in the United States. Payment of interest on a Note may be made by dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth instructions not later than the relevant Record Date, by transfer to a dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $5,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the Holder with a bank in the United States.

            Any payment on a Note due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue on such payment for the period from and after such date. "Business Day," when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment, place of conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

            Notes may be surrendered for conversion at the office or agency of the Company in the Borough of Manhattan, The City of New York, at any other office or agency of the Company maintained for such purpose and at the office or agency of any additional conversion agent appointed by the Company. In the case of Global Notes, conversion will be effected by DTC upon notice from the holder of a beneficial interest in a Global Note in accordance with its rules and procedures. Notes surrendered for conversion must be accompanied by a conversion notice and any payments in respect of interest, as applicable, as described below under "-Conversion Rights."

REGISTRATION RIGHTS


            The holders of the Notes (and the Common Stock issuable upon conversion thereof) are entitled to the benefits of a certain registration rights agreement dated as of February 11, 1997, between the Company and the Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed at its expense for the benefit of the Holders of Notes (and the holders of record of the Common Stock issued upon conversion thereof), to: (i) file the Registration Statement with the Commission not later than May 12, 1997 with respect to the resale, from time to time, by the Selling Securityholders listed herein, of up to $550,000,000 aggregate principal amount of the Notes and up to 17,959,205 shares of the Common Stock issuable upon conversion thereof (collectively, the "Registrable Securities") (the "Filing Covenant"), (ii) use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable but not later than August 10, 1997 (the "Effectiveness Covenant"), and (iii) use its reasonable best efforts to maintain the Registration Statement continuously effective under the Securities Act until the earliest of the following dates (the "Expiration Date"): (a) the third anniversary of the later of the (x) date the Registration Statement is first declared effective by the Commission (the "effective time") and (y) February 11, 1997, (b) such time as all Registrable Securities covered by the Registration Statement have been sold pursuant thereto, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered pursuant to the Indenture and (c) such time as, in the opinion of counsel, all of the Registrable Securities held by nonaffiliates of the Company are eligible for resale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act and the legend restricting the transfer thereof appearing on the certificates therefor has been removed. Notwithstanding the foregoing, the Company is permitted to suspend the use of the Prospectus that is part of the Registration Statement for a period not to exceed 90 days (whether or not consecutive) in any 12-month period (any such period hereinafter referred to as a "blackout period"), if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company to suspend such use and the Company provides the Holders with written notice of such suspension.


            The Filing Covenant was satisfied upon the initial filing of the Registration Statement with the Commission on March 10, 1997. However, the Effectiveness Covenant was not satisfied, because the Registration Statement was not declared effective by the Commission on or prior to August 10, 1997 (the "Registration Default"). As a result of the Registration Default, additional interest accrued on the Notes from and including August 10, 1997 (the date on which the Registration Default first occurred) to but excluding September __, 1997 (the date on which the Registration Default was cured, i.e., the date the Registration Statement was declared effective by the Commission). Such additional interest was paid and is to be paid semi-annually in arrears on August 15, 1997 and February 15, 1998, respectively, and accrued during the period of the Registration Default at a rate per annum equal to an additional 0.25% of the principal amount of the Notes (i.e., an aggregate interest rate of 3.25% per annum). If the Registration Statement ceases to be effective or the Company suspends the use of this Prospectus (whether pursuant to a blackout period or otherwise) at any time after the effective time and prior to the Expiration Date for a period in excess of 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Notes would increase by an additional 0.25% of the principal amount thereof per annum from and including the 91st day of ceased effectiveness or suspension to but excluding the first date on which the Registration Statement thereafter becomes effective or this Prospectus becomes available for use. The Company has no other liabilities for monetary damages with respect to its registration obligations; provided, however, that in the event the Company breaches, fails to comply with, defaults in its performance of, or violates certain provisions of the Registration Rights Agreement, the Purchasers, the Holders and beneficial owners of the Securities (including Common Stock issuable upon conversion of the Notes) may be entitled to, and the Company has agreed not to contest or oppose the granting of any, equitable relief, including specific performance, injunctive relief and declaratory orders. Any reference herein or in the Indenture or the Notes to interest includes any additional interest that may be payable as described in this paragraph.


            The Registration Rights Agreement provides that holders of a majority of the Registrable Securities may elect to have one underwritten offering of Registrable Securities. The managing underwriter(s) for any such offering must be selected by Holders of a majority of the Registrable Securities to be included in the underwritten offering and must be reasonably acceptable to the Company.


            The Company has further agreed to pay all fees and expenses incident to the filing of the Registration Statement and maintaining its effectiveness for resales of Registrable Securities. In addition, in the event of an underwritten offering, the Company has agreed to pay the fees and expenses incurred by it in connection with such offering including those of its independent counsel and accountants, and to pay up to a maximum of $75,000 for the fees and expenses of a single counsel selected by a plurality of all Holders of the Notes holding an aggregate of not less than 25% of the Registrable Securities included in such offering to represent them in connection with such offering. The holders participating in such offering will be responsible (on a pro rata basis based on the principal amount of Registrable Securities included in such offering) for all fees and expenses of such counsel in excess of $75,000. Except as provided in the preceding sentence, each holder of Registrable Securities included in the Registration Statement will be responsible for all underwriting discounts, concessions, allowances and commissions payable in connection with the sale of such holder's Registrable Securities and any other fees and expenses incurred by it in connection with the Registration Statement.


            The Company has agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, provided that any holder seeking indemnification did not use a prospectus during a blackout period or an outdated prospectus after the Company has provided such holder an updated prospectus, and each holder of Registrable Securities included in the Registration Statement is obligated to indemnify the Company, any other Holder and any underwriters participating in the offering of Registrable

Securities against any liability with respect to information furnished by such Holder in writing to the Company expressly for use in the Registration Statement.

            This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the Registration Rights Agreement, a copy of which is available to holders of Notes for inspection at the offices of the Company specified above or at the Corporate Trust Office of the Trustee in the City of New York or upon request to the Company.

CONVERSION RIGHTS


            The Holder of any Note has the right at any time prior to the close of business on February 15, 2002, at the Holder's option, to convert any portion of the principal amount of a Note that is an integral multiple of $1,000 into shares of Common Stock, unless previously redeemed or repurchased, at a conversion rate of the number of shares per $1,000 principal amount of Notes shown on the front cover of this Prospectus (the "Conversion Rate") subject to adjustment as described below. The right to convert a Note called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date or Repurchase Date for such Note, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be.


            The right of conversion attaching to any Note may be exercised by the Holder by delivering the Note at the office or agency of the Company in The Borough of Manhattan, The City of New York, at any other office or agency of the Company maintained for such purpose and at the office or agency of any additional conversion agent appointed by the Company, accompanied by a duly signed and completed notice of conversion, a copy of which may be obtained from the Trustee and any conversion agent. The conversion date will be the date on which the Note and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Trustee a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share or, at the Company's option, rounded up to the next whole number of shares; such certificate will be sent by the Trustee to the Conversion Agent for delivery to the Holder. Such shares of Common Stock issuable upon conversion of the Notes, in accordance with the provisions of the Indenture, will be fully paid and nonassessable and may bear restrictive legends governing their transfer as provided in the Indenture.

            Any Note surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Notes (or portions thereof) called for redemption on a Redemption Date or repurchasable on a Repurchase Date occurring, in either case, within such period) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Notes being surrendered for conversion. The interest payable on any Interest Payment Date with respect to any Note (or portion thereof, if applicable) which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, during the period from the close of business on the Regular Record Date next preceding such Interest Payment Date to the opening of business on such Interest Payment Date, which Note is surrendered for conversion (in whole or in part) during such period, shall be paid upon conversion to the Holder in an amount equal to the interest that would have been payable on the portion of such Note that is being called for redemption or is being repurchased and is being converted if such portion had been converted as of the close of business on such Interest Payment Date. The interest so payable on any Interest Payment Date in respect of any Note (or portion thereof, as the case may be) which has not been called for redemption on a Redemption Date, or is not eligible for repurchase on a Repurchase Date, occurring, in either case, during the period from the close of business on the Regular Record Date next preceding such Interest Payment Date to the opening of business on such Interest Payment Date, which Note (or portion thereof, as the case may be) is surrendered for conversion during such period, shall be paid to the Holder of such Note as of such Regular Record Date. Interest payable on any Interest Payment Date in respect of any Note surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Note as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion.

            As a result of the foregoing provisions, Holders that surrender Notes for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period, even if the Notes are surrendered after a notice of redemption has been given (except for the payment of interest on Notes called for redemption on a Redemption Date or repurchasable on a Repurchase Date between a Regular Record Date and the Interest Payment Date to which it relates, as provided above). No other payment or adjustment for interest, or for any dividends in respect of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record date before the close of business on the conversion date. No fractional shares will be issued upon conversion but, in lieu thereof, the Company will calculate an appropriate amount to be paid in cash on the basis set forth in the Indenture or, at its option, round up to the next whole number of shares.

            A Holder delivering a Note for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion. However, the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Note. Certificates representing shares of Common Stock will not be issued or delivered unless the person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

            The Conversion Rate is subject to adjustment in certain events, including (a) dividends (and other distributions) payable in Common Stock on shares of capital stock of the Company, (b) the issuance to all holders of Common Stock of certain rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (determined as provided in the Indenture) of Common Stock as of the record date for holders entitled to receive such rights, options or warrants, (c) subdivisions, combinations and reclassifications of Common Stock, (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock or other property (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (a) and (b) above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies), (e) distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the next succeeding paragraph applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock, to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the current market price per share of Common Stock on the trading day next succeeding the date of payment (the "Current Market Price"), concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's market capitalization (being the product of the then current market price of the Common Stock and the number of shares of Common Stock then outstanding) on the record date for such distribution and (f) the successful completion of a tender offer made by the Company or any of its subsidiaries for Common Stock, to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price at such time, the aggregate amount of which, together with (i) any cash and other consideration in excess of the then current market price paid in a tender offer by the Company or any of its Subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's market capitalization on the expiration of such tender offer. The Company reserves the right to make such increases in the conversion rate in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for income tax purposes as a dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock will not be taxable to the recipients. No adjustment of the conversion rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the conversion rate. The Company shall compute any adjustments to the conversion price pursuant to this paragraph and will give notice to the Holders of any such adjustments.

            In case of any consolidation or merger of the Company with or into another Person or any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in the case of any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, each Note then outstanding will, without the consent of the Holder of any Note, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, conveyance, lease or other transfer by a holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto (assuming such holder of Common Stock failed to exercise any rights of election and that such Note was then convertible).

            The Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such increase, if the Board of Directors has made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. No such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock exceeds the Conversion Price (as defined below) by 105% in connection with an event which otherwise would be a Change-in-Control.

            If at any time the Company makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Notes are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of Notes. See "Certain United States Federal Tax Considerations-United States Holders".

SUBORDINATION

            The payment of the principal of, premium, if any, and interest on the Notes (including amounts payable on any redemption or repurchase) is subordinated in right of payment to the extent set forth in the Indenture to the prior full and final payment of all Senior Debt of the Company. "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts (including collection expenses, attorney's fees and late charges) owing with respect to, the following, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or evidenced by bonds, debentures, notes or similar instruments, (b) reimbursement obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company, (c) every obligation of the Company issued or assumed as the deferred purchase price of property or services purchased by the Company, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, (d) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under United States generally accepted accounting principles, (e) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (f) indebtedness of others of the kinds described in the preceding clauses (a) through (e) that the Company has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly, and/or (g) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the preceding clauses (a) through (f) whether or not there is any notice to or consent of the Holders of Notes; provided, however, that the following shall not constitute Senior Debt: (i) any particular indebtedness or obligation that is owed by the Company to any of its direct and indirect Subsidiaries and (ii) any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness involved is not senior in right of payment to the Notes or that such indebtedness is pari passu with or junior to the Notes.

            No payment on account of principal of or premium, if any, or interest on the Notes may be made if (a) there shall have occurred and be continuing (i) a default in the payment of any Senior Debt or (ii) any other default with respect to any Senior Debt permitting the holders thereof to accelerate the maturity thereof, provided that, in the case of this clause (ii), such default shall not have been cured or waived or ceased to exist after written notice of such default shall have been given to the Company and the Trustee by any holder of Senior Debt, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default. Upon any acceleration of the principal due on the Notes or payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt must be paid in full before the Holders of the Notes are entitled to receive any payment. By reason of such subordination, in the event of insolvency of the Company, creditors of the Company who are holders of Senior Debt may recover more, ratably, than the Holders of the Notes, and such subordination may result in a reduction or elimination of payments to the Holders of the Notes. The Company is party to a bank credit facility pursuant to which up to $500.0 million has been made available for borrowing by the Company on a revolving basis, subject to certain limitations specified therein. As of the date of this Prospectus, there were no borrowings outstanding under such facility and the entire committed amount of the facility was available to the Company for borrowing. Any such borrowings would constitute Senior Debt.

            In addition, the Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of the Company's subsidiaries.

            The Indenture does not limit the ability of the Company or any of its subsidiaries to incur indebtedness, including Senior Debt.

OPTIONAL REDEMPTION

            The Notes may not be redeemed prior to the close of business on February 15, 2000. Thereafter, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice as provided under "-Notices" below, at the redemption prices set forth below. Such redemption prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on February 15th of the following years:

YEAR                                                           Redemption
----                                                             Price
                                                                 -----

2000...................................................         101.20%
2001...................................................         100.60%



and thereafter at a redemption price equal to 100% of the principal amount, in each case together with accrued interest to the redemption date.

PURCHASE AT OPTION OF HOLDERS UPON A CHANGE-IN-CONTROL

            If a Change-in-Control (as defined below) occurs, each Holder of Notes will have the right, at the Holder's option, to require the Company to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the "Purchase Date") that is 45 days after the date of the Company Notice (as defined below), at a price in cash equal to 100% of the principal amount of the Notes to be purchased, together with interest accrued to the Purchase Date (the "Purchase Price").

            The Company may, at its option, in lieu of paying the Purchase Price in cash, pay the Purchase Price by issuing shares of Common Stock. The number of shares of Common Stock tendered in payment will be determined by dividing the Purchase Price by the value of the Common Stock, which for this purpose shall be equal to 95% of the average of the closing sale prices of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day preceding the Purchase Date. Such payment may not be made in Common Stock unless the Company satisfies certain conditions with respect thereto prior to the Purchase Date as provided in the Indenture.

            On or before the 30th day after the occurrence of a Change-in-Control, the Company is obligated to give to all Holders of the Notes notice, as provided in the Indenture (the "Company Notice"), of the occurrence of such Change-in-Control and of the purchase right arising as a result thereof. To exercise the purchase right, a Holder of Notes must deliver on or before the fifth day prior to the Purchase Date irrevocable written notice to the Trustee of the Holder's exercise of such right, together with the Notes with respect to which the right is being exercised.


            A Change-in-Control shall be deemed to have occurred at such time as there shall occur: (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors ("Voting Power"), other than any such acquisition by the Company or any employee benefit plan of the Company; or (ii) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the Voting Power of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); provided, however, that a Change-in-Control shall not be deemed to have occurred if the closing sale price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change-in-Control or the date of the public announcement of the Change-in-Control (in the case of a Change-in-Control under clause (i) above) or ending immediately before the Change-in-Control (in the case of a Change-in-Control under clause (ii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day. The "Conversion Price" is equal to $1,000 divided by the Conversion Rate. "Beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act. "Person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.


            The Company may, to the extent permitted by applicable law, at any time purchase Notes in the open market or by tender at any price or by private agreement. Subject to certain limitations imposed by the Purchase Agreement with the Purchasers, any Note so purchased by the Company may be reissued or resold or may, at the

Company's option, be surrendered to the Trustee for cancellation. Any Notes surrendered as aforesaid may not be reissued or resold and will be cancelled promptly.

            The foregoing provisions would not necessarily afford Holders of the Notes protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders.


            The Company believes that the HFS Merger will not constitute a Change-in-Control. As described above, a final determination of such matter cannot be made until the HFS Merger is completed and the relative percentage ownership of the Voting Power of the Company (as the continuing person in the HFS Merger) by holders of Common Stock immediately prior to the HFS Merger can be calculated. However, based on current information, the Company believes that holders of Common Stock immediately prior to the HFS Merger will have the entitlement to exercise, directly or indirectly, 50% or more of the Voting Power of the Company following consummation of the HFS Merger.


MERGERS AND SALES OF ASSETS BY THE COMPANY


            The Company will not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, and the Company will not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless (a) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and, premium, if any, and interest on the Notes and the performance of the other covenants of the Company under the Indenture and shall have provided for conversion rights as described above under "-Conversion Rights", (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (c) the Company shall have provided to the Trustee an Officer's Certificate and Opinion of Counsel as provided in the Indenture. The Company (a) as the resulting Person in the HFS Merger, will satisfy the condition set forth in clause (a) of the preceding sentence; (b) believes that consummation of the HFS Merger will not result in the occurrence of an Event of Default; and (c) will provide to the Trustee prior to or substantially contemporaneously with the consummation of the HFS Merger an Officer's Certificate and Opinion of Counsel as provided in the Indenture.


EVENTS OF DEFAULT

            The following are Events of Default under the Indenture: (a) failure to pay principal of or premium, if any, on any Note when due, whether or not such payment is prohibited by the subordination provisions of the Indenture, (b) failure to pay any interest on any Note when due, continuing for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the Company's obligation to provide notice of a Change-in-Control; (d) failure to perform any other material covenant or warranty of the Company in the Indenture (other than the Company's registration obligations described above under "-Registration Rights" (and set forth in Section 10.11 of the Indenture) for which the payment of additional interest as therein described shall be the exclusive monetary remedy for default), continuing for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Notes; (e) failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company in excess of $75.0 million if such indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice to the Company by the Trustee or the Holders of at least 10% in aggregate principal amount of Outstanding Notes; and (f) certain events of bankruptcy, insolvency or reorganization of the Company. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the

Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

            If an Event of Default (other than an Event of Default specified in clause (f) above) occurs and is continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes. If an Event of Default specified in clause
(f) occurs and is continuing, the principal of and any accrued interest on all of the Notes then Outstanding shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration has been made but before a judgment or decree based on acceleration has been issued, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances as set forth in the Indenture, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, See "-Modification and Waiver."

            No Holder of any Note has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of or premium, if any, or interest on such Note on or after the respective due dates expressed in such Note or of the right to convert such Note in accordance with the Indenture.

            The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

            The Indenture contains provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Generally, modifications and amendments of the Indenture can only be made with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. However, no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or the premium, if any, or rate of interest on, any Note,
(c) modify the provisions with respect to the repurchase right of the Holders in a manner adverse to the Holders, (d) change the place or currency of payment of principal of, premium, if any, or interest on any Note, (e) impair the right to institute suit for the enforcement of any payment on or with respect to, or the right to convert, any Note, (f) except as otherwise permitted or contemplated by provisions concerning consolidation, merger, conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, adversely affect the right to convert Notes, (g) modify the subordination provisions in a manner adverse to the Holders of the Notes, (h) reduce the above-stated percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (i) modify the obligation of the Company to deliver information required under Rule 144A to permit resales of Notes and Common Stock issuable upon conversion thereof in the event the Company ceases to be subject to certain reporting requirements under the United States securities laws.

            The Holders of a majority in aggregate principal amount of Outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive any past default by the Company under the Indenture, except a default in the payment of principal, premium, if any, or interest or a default in any covenant or provision which under the Indenture cannot be modified or amended without the consent of each Holder of Outstanding Notes.

NOTICES

            Notice to Holders of the Notes will be given by mail to the addresses of such Holders as they appear in the Security Register. Such notices will be deemed to have been given on the date of mailing of the notice.

            Notice of a redemption of Notes will be given at least once not less than 30 nor more than 60 days prior to the Redemption Date (which notice shall be irrevocable) and will specify the Redemption Date and the Redemption Price.

GOVERNING LAW

            The Indenture and the Notes are governed by the laws of the State of New York.

THE TRUSTEE

            The Trustee for the holders of Notes issued under the Indenture is Marine Midland Bank, 140 Broadway, New York, New York 10005.

                          DESCRIPTION OF CAPITAL STOCK


            The following summary description is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws currently in effect (the "ByLaws"), which are available to investors in the Securities upon request to the Company. The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). In connection with the HFS Merger, the Company intends to amend its Certificate of Incorporation to increase its total authorized Common Stock to 2,000,000,000 shares, $.01 par value, and to increase its total authorized Preferred Stock to 10,000,000 shares, $.01 par value. Such amendment is subject to approval of the HFS Merger by the shareholders of CUC and the shareholders of HFS. Sierra, the Company's wholly-owned subsidiary, also had outstanding as of July 31, 1997 approximately $20.3 million aggregate principal amount of its 61/2% Convertible Subordinated Notes due 2001 (the "61/2% Convertible Subordinated Notes").


COMMON STOCK


            As of August 28, 1997, there were outstanding approximately 410.7 million shares of Common Stock and approximately 9,140 holders of record thereof. The holders of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of stockholders generally (including with respect to the election of directors) and the Certificate of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock have no preemptive, subscription or redemption rights and have no rights to convert their Common Stock into any other securities. Other than the 61/2% Convertible Subordinated Notes which, as of July 31, 1997, were convertible into an aggregate of approximately 2.7 million shares of Common Stock, the Notes which, as of August 28, 1997, were convertible into an aggregate of 17,959,205 shares of Common Stock, the approximately 47.1 million shares of Common Stock reserved by the Company for issuance as of July 31, 1997 upon the exercise of qualified and non-qualified options pursuant to various senior executive and employee stock option plans currently in effect and the 600,000 shares of Common Stock reserved for issuance as of August 28, 1997 upon exercise of certain outstanding warrants to purchase the Common Stock, there are no outstanding securities of the Company which, as of the date of this Prospectus, are convertible into, or exercisable or exchangeable for, shares of Common Stock.


            The Common Stock is listed on the NYSE under the symbol "CU."

            All outstanding shares of Common Stock are, and upon issuance pursuant to conversion of the Notes will be, validly issued, fully paid and non-assessable. Subject to the prior rights, if any, of holders of any outstanding class or series of capital stock having a preference in relation to the Common Stock as to distributions upon the dissolution, liquidation or winding-up of the Company, and as to dividends, holders of Common Stock are entitled to share ratably in all assets of the Company which remain after the payment in full of all debts and liabilities of the Company, and to receive ratably such dividends as may be declared by the Company's Board of Directors from time to time out of funds and other assets legally available therefor.

PREFERRED STOCK

            The Company's Board of Directors may, without further action of the holders of Common Stock, issue one or more series of Preferred Stock, fix the dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and other terms of any unissued series of Preferred Stock and determine the designation of and the number of shares constituting any such series.

            No Preferred Stock is presently outstanding nor has the Company's Board of Directors fixed the terms of any series of Preferred Stock to be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with prospective business combination transactions involving the Company and its subsidiaries and other corporate purposes, may have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

ANTI-TAKEOVER PROVISIONS

            Certain provisions of the Certificate of Incorporation and Bylaws summarized below may effectively delay, defer or prevent the commencement or consummation of tender offers, mergers, recapitalizations, business combinations and other transactions involving a change-in-control of the Company, including transactions involving the payment of a premium over the prevailing market price of the Common Stock and other transactions which holders of the Common Stock might consider to be in their best interests.

            Classified Board. A classified board is a corporate board on which a certain number (but not all) of the directors are elected on a rotating basis each year. The Delaware General Corporation Law (the "DGCL") permits (but does not require) the implementation of a classified board of directors, pursuant to which a corporation's directors can be divided into as many classes with staggered terms of office, with only one class of directors standing for election each year. The By-Laws provide for a classified board which is divided into three classes serving staggered terms of office, with one class of directors elected annually.

            No Stockholder Action by Written Consent. The Certificate of Incorporation also prohibits stockholder action by written consent in lieu of a meeting. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of the Company from using the written consent procedure to take stockholder action without giving all the stockholders of the Company entitled to vote on a proposed action the opportunity to participate in determining the proposed action. In addition, the Certificate of Incorporation and By-Laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the President or the Board of Directors of the Company pursuant to a resolution approved by a majority of the entire Board of Directors.

            "Fair Price Provision". Under the DGCL and the Certificate of Incorporation, an agreement of merger, sale, lease or exchange of all or substantially all of the Company's assets must be approved by the Company's Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate of Incorporation includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalizations and the issuance or transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10.0 million or more) involving the Company or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their Company securities and certain other procedural requirements are met. The Certificate of Incorporation provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of the Company's directors.

            Delaware Business Combination Statute. Section 203 of the DGCL also prohibits certain business combinations between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested stockholder" for a period of three years following the time that such person became an "interested stockholder" without board approval, unless certain conditions are met and unless the corporation's charter contains a provision expressly electing not to be governed by such provisions. The Certificate of Incorporation does not contain such an election. A "business combination" includes mergers, sales of assets and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory prohibition does not apply if, upon the consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors or by certain employee stock plans).

                        Charter Amendments. The Certificate of Incorporation requires the approval of the holders of at least 80% of the outstanding voting stock to amend provisions thereof relating to: (i) the number, election, term and nomination of directors and newly created directorships, vacancies in directorships and the removal of directors; (ii) certain business combinations;
(iii) the amendment of certain By-Law provisions relating to stockholder meetings and directors; and (iv) stockholder action without a meeting. All other amendments to the Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

                        Removal of Directors. The Certificate of Incorporation and By-Laws provide that any and all directors can be removed, with or without cause, by the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of stock entitled to vote for the election of directors.

TRANSFER AGENT AND REGISTRAR

            The Transfer Agent and Registrar for the Common Stock is Bank of Boston, c/o Boston Equiserve, Mail Stop 45-02-64, P.O. Box 644, Boston, Massachusetts 02102-0644.

                             SELLING SECURITYHOLDERS


            The Selling Securityholders may from time to time offer and sell pursuant to this Prospectus any or all of the Notes and the Shares of Common Stock issued upon conversion thereof. The term Selling Securityholder includes the Holders listed below and the beneficial owners of the Notes and their respective transferees, pledgees, donees or their successors.

            Each of the Selling Securityholders listed below is either a Purchaser or a transferee of a Purchaser party to the Registration Rights Agreement, and has agreed to be bound by the terms applicable to the transferor thereunder. Pursuant to the Registration Rights Agreement, the Company has filed the Registration Statement of which this Prospectus forms a part and has also agreed to bear certain expenses related thereto and to indemnify each Selling Securityholder against certain liabilities, including liabilities arising under the federal securities laws.


            The Company has filed with the Commission the Registration Statement of which this Prospectus forms a part with respect to the sale by the Selling Securityholders of the Securities from time to time through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the Securities are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions or otherwise, as more fully described under "Description of Notes - Registration Rights" and "Plan of Distribution."


            The table below sets forth information with respect to the Selling Securityholders and the respective principal amounts of the Notes and Shares of Common Stock into which such Notes are convertible beneficially owned by each Selling Securityholder as of April 13, 1997 (although certain of such information has been updated subsequent to such date upon written instructions delivered to the Company by certain of the Selling Securityholders). Such information has been obtained from the Selling Securityholders or such other sources as the Company deems reliable. To the Company's knowledge, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its affiliates. Although the Selling Securityholders may offer for sale from time to time all or a portion of the Securities pursuant to this Prospectus, the table below assumes that all of the Securities will be offered and sold by the Selling Securityholders. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Securities since the date on which they provided the Company with information regarding their Securities in transactions exempt from the registration requirements of the Securities Act. Information concerning Selling Securityholders may change from time to time and, to the extent required, will be set forth in Supplements to this Prospectus. The Securities are being registered hereby to permit secondary trading of the Securities without restriction under the Securities Act. See "Plan of Distribution."

                                                  Beneficial Ownership
                                                  at April 13, 1997(1)
                                                  --------------------

                                           Principal                              Number of Shares            Principal Amount of
                                           Amount of                Percentage    Covered by this               Notes Covered by
Selling Securityholder                       Notes                   of Notes      Prospectus(2)                 this Prospectus
                                           ---------                ----------    ----------------           ---------------------

Westcore Growth & Income Fund              $ 250,000                     *               8,163                     $ 250,000
c/o Denver Investment Advisors LLC
1225 17th Street, 26th Floor
Denver, CO  80202

UNC Foundation Inc.                        $ 200,000                     *               6,530                     $ 200,000
c/o Denver Investment Advisors LLC
1225 17th Street, 26th Floor
Denver, CO  80202

Endowments, Inc.                           $ 800,000                     *              26,122                     $ 800,000
c/o Capital Research & Mgmt. Co.
333 South Hope Street
Los Angeles, CA  90071

AMCAP Fund, Inc.                          $ 6,000,000                  1.1%            195,918                    $ 6,000,000
c/o Capital Research & Mgmt. Co.
333 South Hope Street
Los Angeles, CA  90071

University of Massachusetts               $ 1,000,000                    *              32,653                    $ 1,000,000
Medical Center
c/o Income Research & Management
100 Federal Street, 29th Floor
Boston, MA  02110

Tufts Associated Health Plan              $ 1,000,000                    *              32,653                    $ 1,000,000
c/o Income Research & Mgmt.
100 Federal Street, 29th Floor
Boston, MA  02110

Beneficial Standard Life                   $ 550,000                     *              17,959                     $ 550,000
Convertible Fund
11825 N. Pennsylvania
Carmel, IN  46032

Evergreen Income & Growth Fund            $ 3,000,000                    *              97,959                    $ 3,000,000
Evergreen Keystone Funds
200 Berkeley Street
Boston, MA  02116-5034

SparInvest Austria                        $ 1,250,000                    *              40,816                    $ 1,250,000
Kapitalanlagegesellschaft m.b.h.
Obere Donaustr. 19
1020 Vienna
Austria




                                       31

OCM Convertible Trust                     $ 4,645,000                    *             151,673                    $ 4,645,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

OCM Convertible Ltd. Partnership           $ 250,000                     *               8,163                     $ 250,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Delta Air Lines Master Trust              $ 3,165,000                    *              103,346                   $ 3,165,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

State Employees Retirement Fund           $ 1,265,000                    *              41,306                    $ 1,265,000
of the State of Delaware
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

State of Connecticut Combined             $ 3,890,000                    *             127,020                    $ 3,890,000
Investment Funds
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Vanguard Convertible Securities Fund,     $ 2,870,000                    *              93,714                    $ 2,870,000
Inc.
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Hughes Aircraft Company Master            $ 1,590,000                    *              51,918                    $ 1,590,000
Retirement Trust
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Partner Reinsurance Company Ltd.           $ 325,000                     *               10,612                    $ 325,000
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071




                                       32

Colonial Penn Insurance                    $ 630,000                     *              20,571                     $ 630,000
40 West 57th Street, 15th Floor
New York, NY  10019

Ramius Fund, L.P.                          $ 130,000                     *               4,244                     $ 130,000
40 West 57th Street, 15th Floor
New York, NY  10019

Norwest Bank N.A.                         $ 3,000,000                    *              97,959                    $ 3,000,000
733 Marquett Avenue, 5th Floor
Minneapolis, MN  55479-0047

UBS Securities LLC                        $ 2,000,000                    *              65,306                    $ 2,000,000
299 Park Avenue
New York, NY  10171-0026

The Northwestern Mutual Life              $ 5,000,000                    *             163,265                    $ 5,000,000
Insurance Co.
720 East Wisconsin Avenue
Milwaukee, WI  53202

Transamerica Life Insurance and           $ 8,000,000                  1.5%            261,224                    $ 8,000,000
Annuity Co.
1150 S. Olive Street
Los Angeles, CA  90015

South Dakota Retirement System            $ 1,000,000                    *              32,653                    $ 1,000,000
South Dakota Investment Council
4009 W. 49th Street, Suite 300
Sioux Falls, SD  57106

CALPERS                                   $ 3,000,000                    *              97,959                    $ 3,000,000
Lincoln Plaza
400 P Street, Suite 3492
Sacramento, CA  95814

Kellner, DiLeo & Co.                      $ 2,000,000                    *              65,306                    $ 2,000,000
900 Third Avenue, Suite 1000
New York, NY  10022

MainStay VP Convertible Portfolio         $ 1,000,000                    *              32,653                    $ 1,000,000
c/o MacKay Shields Financial Corp.
9 West 57th Street, 37th Floor
New York, NY 10019




                                       33


MainStay Convertible Fund                $ 25,450,000                  4.6%            831,020                    $ 25,450,000
c/o MacKay Shields Financial Corp.
9 West 57th Street, 37th Floor
New York, NY  10019

New York Life Separate Account #7         $ 4,000,000                    *             130,612                    $ 4,000,000
c/o MacKay Shields Financial Corp.
9 West 57th Street, 37th Floor
New York, NY  10019

Brown & Williamson Convertible             $ 300,000                     *               9,795                     $ 300,000
c/o MacKay Shields Financial Corp.
9 West 57th Street, 37th Floor
New York, NY  10019

Argent Classic Convertible Arbitrage      $ 6,000,000                  1.1%            195,918                    $ 6,000,000
Fund LP
591 West Putnam Avenue
Greenwich, CT  06830

Argent Classic Convertible Arbitrage      $ 2,000,000                    *              65,306                    $ 2,000,000
(Bermuda), Ltd.
10 Queen Street
Hamilton, Bermuda HMEX

Salomon Brothers Inc                       $ 480,000                     *              15,673                     $ 480,000
8800 Hidden River Parkway
Tampa, FL  33637

Glen Eagles Fund, L.P.                     $ 130,000                     *               4,244                     $ 130,000
40 West 57th Street, 57th Floor
New York, NY 10019

Hick Investment Ltd.                       $ 130,000                     *               4,244                     $ 130,000
40 West 57th Street, 57th Floor
New York, NY 10019

AARP Growth & Income Fund                $ 14,000,000                  2.5%            457,142                    $14,000,000
Two International Place
Boston, MA  02110-4103

Scudder Growth & Income Fund             $ 14,000,000                  2.5%            457,142                    $14,000,000
Two International Place
Boston, MA  02110-4103




                                       34

Dunham & Associates                        $ 16,000                      *                 522                      $ 16,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

San Diego City Retirement                  $ 225,000                     *               7,346                     $ 225,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Dunham & Associates                         $ 4,000                      *                 130                      $ 4,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Occidental College                         $ 70,000                      *               2,285                      $ 70,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

San Diego County                           $ 975,000                     *              31,836                     $ 975,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Boston Museum of Fine Art                  $ 28,000                      *                 914                      $ 28,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Engineers Joint Pension Fund               $ 118,000                     *               3,853                     $ 118,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Wake Forest University                     $ 177,000                     *               5,779                     $ 177,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Nicholas-Applegate Income & Growth         $ 735,000                     *              24,000                     $ 735,000
Fund
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101




                                       35

Austin Firefighters                        $ 79,000                      *               2,579                      $ 79,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Baptist Hospital                           $ 73,000                      *               2,383                      $ 73,000
c/o Nicholas-Applegate Capital Mgmt.
600 W. Broadway, 32nd Floor
San Diego, CA  92101

Keystone Fund for Total Return            $ 1,000,000                    *              32,653                    $ 1,000,000
c/o Keystone Investment Management
Co.
200 Berkeley Street
Boston, MA  02116

Bond Fund Series - Oppenheimer Bond       $ 6,000,000                  1.1%            195,918                    $ 6,000,000
Fund for Growth
350 Linden Oaks
Rochester, NY  14625

Allstate Insurance Company                $ 2,000,000                    *              65,306                    $ 2,000,000
3075 Sanders Road, Suite G613
Northbrook, IL  60062-7127

Allstate Life Insurance Company           $ 5,500,000                  1.0%            179,591                    $ 5,500,000
3075 Sanders Road, Suite G5A
Northbrook, IL  60062-7127

Societe Generale Paris                    $ 2,000,000                    *              65,306                    $ 2,000,000
Marc/OTA/SGE 17 Cours Valmy
92987 Paris 4A Defense

Societe Generale Securities Corporation   $ 1,500,000                    *              48,979                    $ 1,500,000
1221 Avenue of the Americas
6th Floor, Proxy Dept.
New York, NY  10020

BNY Hamilton Equity Income Fund           $ 2,500,000                    *              81,632                    $ 2,500,000
The Bank of New York
90 Washington Street, 26th Floor
New York, NY  10286

Arkansas PERS                             $ 2,000,000                    *              65,306                    $ 2,000,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025




                                       36

ICI American Holdings Pension              $ 415,000                     *              13,551                     $ 415,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Zeneca Holdings Pension                    $ 415,000                     *              13,551                     $ 415,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Delaware State Retirement Fund -          $ 1,030,000                    *              33,632                    $ 1,030,000
Froley, Revy
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

PRIM Board                                $ 1,600,000                    *              52,244                    $ 1,600,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Southern Farm Bureau                       $ 515,000                     *              16,816                     $ 515,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Starvest Investment Grade                  $ 500,000                     *              16,326                     $ 500,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

King County Medical                        $ 480,000                     *              15,673                     $ 480,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

SAIF Corporation                          $ 4,000,000                    *             130,612                    $ 4,000,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Oregon Equity Fund                        $ 3,000,000                    *              97,959                    $ 3,000,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025




                                       37

Island Insurance Convertible               $ 200,000                     *               6,530                     $ 200,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Nalco Chemical Retirement Trust            $ 170,000                     *               5,551                     $ 170,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Kapiolani Medical Center                   $ 150,000                     *               4,897                     $ 150,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Finance Factors Ltd.                       $ 700,000                     *              22,857                     $ 700,000
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Retirement Plan for Pilots of Hawaiian     $ 150,000                     *               4,897                     $ 150,000
Airlines
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd.  #1050
Los Angeles, CA  90025

Hawaiian Airlines Employees Pension        $ 100,000                     *               3,265                     $ 100,000
Plan - IAM
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Paloma Securities L.L.C.                  $ 8,910,000                  1.6%            290,939                    $ 8,910,000
Two American Lane
Greenwich, CT  06836

Sunrise Partners C.V.                     $ 2,200,000                    *              71,836                    $ 2,200,000
c/o Paloma Partners Management
Company
Two American Lane
Greenwich, CT  06836-2571

Goldman, Sachs & Company                 $ 38,630,000                  7.0%       1,261,387                       $38,630,000
One New York Plaza
New York, NY  10005




                                       38

AIM Income Fund                           $ 1,000,000                    *              32,653                    $ 1,000,000
11 Greenway Plaza, Suite 1919
Houston, TX  77046

AIM High Yield Fund                       $ 3,000,000                    *              97,959                    $ 3,000,000
11 Greenway Plaza, Suite 1919
Houston, TX  77046

Public Employees' Retirement              $ 1,000,000                    *              32,653                    $ 1,000,000
Association of Colorado
1300 Logan Street
Denver, CO  80203

TCW Convertible Value Fund                $ 3,540,000                    *             115,591                    $ 3,540,000
c/o The TCW Group, Inc.
865 Sough Figueroa Street, 21st Fl.
Los Angeles, CA  90017

State of Michigan Employees Retirement    $ 4,385,000                    *             143,183                    $ 4,385,000
Fund
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

TCW Convertible Securities Fund           $ 9,275,000                  1.7%            302,857                    $ 9,275,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

Cincinnati Bell Telephone Convertible     $ 1,910,000                    *              62,367                    $ 1,910,000
Value Fund
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

North Dakota State Workers                $ 1,750,000                    *              57,142                    $ 1,750,000
Compensation Fund
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

TCW/DW Income & Growth Fund               $ 1,110,000                    *              36,244                    $ 1,110,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017




                                       39

TCW/DW Total Return Trust                 $ 1,960,000                    *              64,000                    $ 1,960,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

Medical Malpractice Insurance Assoc.       $ 400,000                     *              13,061                     $ 400,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

TCW Galileo Convertible Securities        $ 1,030,000                    *              33,632                    $ 1,030,000
Fund
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

Southern Farm Bureau Life Insurance        $ 860,000                     *              28,081                     $ 860,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

TCW Convertible Strategy Fund             $ 2,450,000                    *              80,000                    $ 2,450,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

North Dakota State Land Dept.             $ 1,600,000                    *              52,244                    $ 1,600,000
c/o The TCW Group, Inc.
865 South Figueroa Street, 21st Fl.
Los Angeles, CA  90017

American Community Mutual Ins. Co.         $ 130,000                     *               4,244                     $ 130,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

American Pioneer Life Insurance Co. of     $ 40,000                      *               1,306                      $ 40,000
New York
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

American Progressive Life & Health         $ 40,000                      *               1,306                      $ 40,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       40

American Public Entity Excess Pool         $ 15,000                      *                 489                      $ 15,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

BCS Life Insurance Co.                     $ 340,000                     *              11,102                     $ 340,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Associated Physicians Insurance Co.        $ 10,000                      *                 326                      $ 10,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Anthracite Mutual Fire Insurance Co.       $ 10,000                      *                 326                      $ 10,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Amwest Surety Insurance Co.                $ 300,000                     *               9,795                     $ 300,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

American Republic Insurance Co.            $ 400,000                     *              13,061                     $ 400,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Care America Life Insurance Co.            $ 15,000                      *                 489                      $ 15,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Catholic Mutual Relief Society of          $ 150,000                     *               4,897                     $ 150,000
America
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Catholic Mutual Relief Society-Pension     $ 200,000                     *               6,530                     $ 200,000
Plan
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       41

Catholic Relief Insurance Co of America    $ 130,000                     *               4,244                     $ 130,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Central States Health & Life of Omaha      $ 210,000                     *               6,857                     $ 210,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Century National Insurance Co.             $ 370,000                     *              12,081                     $ 370,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

c/o AAM Advisors Inc.                      $ 30,000                      *                 979                      $ 30,000
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Chrysler Insurance Company                $ 2,000,000                    *              65,306                    $ 2,000,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Concord Life Insurance Co.                 $ 55,000                      *               1,795                      $ 55,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL 60602

Condor Insurance                           $ 90,000                      *               2,938                      $ 90,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

CSA Fraternal Life                         $ 30,000                      *                 979                      $ 30,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Farmers Home Mutual Insurance              $ 190,000                     *               6,204                     $ 190,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       42

Federated Rural Electric Ins. Corp         $ 80,000                      *               2,612                      $ 80,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

First Mercury Insurance Company            $ 240,000                     *               7,836                     $ 240,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL 60602

Frontier Insurance Company                 $ 600,000                     *              19,591                     $ 600,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Goodville Mutual Casualty Company          $ 15,000                      *                 489                      $ 15,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Gopher State Mutual Association            $ 70,000                      *               2,285                      $ 70,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Goschenhoppen-Home Insurance Co.           $ 40,000                      *               1,306                      $ 40,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Grain Dealers Mutual Insurance             $ 45,000                      *               1,469                      $ 45,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Guarantee Trust Life Insurance             $ 395,000                     *              12,897                     $ 395,000
Company
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Illinois Founders Insurance                $ 25,000                      *                 816                      $ 25,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       43

Lone Star Life Ins. Co.                    $ 700,000                     *              22,857                     $ 700,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Medico Life Ins. Co.                       $ 400,000                     *              13,061                     $ 400,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Medmarc Insurance Company                  $ 310,000                     *              10,122                     $ 310,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Midwest Securities Life                    $ 55,000                      *               1,795                      $ 55,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Midwestern National Life Ins. Co. of       $ 250,000                     *               8,163                     $ 250,000
Ohio
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Millers Casualty Ins. Co. of Texas         $ 140,000                     *               4,571                     $ 140,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Miller Mutual Fire Ins. Co. of Texas       $ 960,000                     *              31,346                     $ 960,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Millville Mutual Insurance Co.             $ 60,000                      *               1,959                      $ 60,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Mutual Protective Insurance Company        $ 400,000                     *              13,061                     $ 400,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       44

National Chiropractic                      $ 100,000                     *               3,265                     $ 100,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Old Guard Fire Insurance Company           $ 60,000                      *               1,959                      $ 60,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Old Guard Insurance Company                $ 110,000                     *               3,591                     $ 110,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Ozark National Life Insurance Company      $ 265,000                     *               8,653                     $ 265,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Phico Insurance Company                    $ 120,000                     *               3,918                     $ 120,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Physicians Mutual Insurance Company        $ 80,000                      *               2,612                      $ 80,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Pioneer Insurance Company                  $ 50,000                      *               1,632                      $ 50,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Police & Fireman's Ins. Association        $ 45,000                      *               1,469                      $ 45,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Reliable Life Insurance Company            $ 400,000                     *              13,061                     $ 400,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       45

Secura Insurance, A Mutual Company         $ 220,000                     *               7,183                     $ 220,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Standard Mutual Insurance Company          $ 70,000                      *               2,285                      $ 70,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Texas Builders                             $ 40,000                      *               1,306                      $ 40,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

TransGuard Insurance Company Inc.          $ 530,000                     *              17,306                     $ 530,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

United National Insurance Company         $ 1,330,000                    *              43,428                    $ 1,330,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

United Teachers Associates Ins.            $ 990,000                     *              32,326                     $ 990,000
Company
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Washington International                   $ 225,000                     *               7,346                     $ 225,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Western Home Insurance Company             $ 110,000                     *               3,591                     $ 110,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Westward Life Insurance Company            $ 20,000                      *                 653                      $ 20,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602




                                       46

Wisconsin Lawyers Mutual Ins. Co.          $ 50,000                      *               1,632                      $ 50,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Wisconsin Mutual Insurance Company         $ 55,000                      *               1,795                      $ 55,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

World Insurance Company                    $ 280,000                     *               9,142                     $ 280,000
c/o AAM Advisors Inc.
30 N. LaSalle, 36th Floor
Chicago, IL  60602

Salomon Brothers Investors Fund Inc.      $ 2,550,000                    *              83,265                    $ 2,550,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Salomon Brothers Total Return Fund         $ 300,000                     *               9,795                      $ 300,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Salomon Brothers Fund Inc.                $ 7,100,000                  1.3%            231,836                    $ 7,100,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Motors Insurance Corporation              $ 2,750,000                    *              89,795                    $ 2,750,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048




                                       47

General Motors Hourly Rate Employees     $ 19,000,000                  3.5%            620,408                    $19,000,000
Pension Plan/General Motors Retirement
Program for Salaried Employees
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048


Employers Reinsurance Corporation         $ 4,000,000                    *             130,612                    $ 4,000,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Instituto de Resseguros Do Brasil          $ 75,000                      *               2,448                      $ 75,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Salomon Brothers Equity Arbitrage         $ 3,000,000                    *             97,959                     $ 3,000,000
Finance Limited I
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Salomon Brothers Diversified Arbitrage     $ 600,000                     *              19,591                     $ 600,000
Strategies Fund Limited
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Salomon Brothers Capital Fund Inc.        $ 5,000,000                    *             163,265                    $ 5,000,000
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048




                                       48

American Investors Life Insurance         $ 3,000,000                    *              97,959                    $ 3,000,000
Company, Inc.
c/o Salomon Brothers Asset
Management Inc.
Seven World Trade Center - 38th Floor
New York, NY  10048

Hudson River Trust Growth Investors        $ 750,000                     *              24,489                     $ 750,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

The Hotel Union - ILWU Pension Trust       $ 110,000                     *               3,591                     $ 110,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Hudson River Trust Growth & Income         $ 705,000                     *              23,020                     $ 705,000
Fund
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Equitable Life Assurance Separate         $ 2,390,000                    *              78,040                    $ 2,390,000
Account Convertibles
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Memphis Light, Water & Gas                 $ 935,000                     *              30,530                     $ 935,000
Retirement Fund
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

The Hotel Union & Industry of Hawaii       $ 310,000                     *              10,122                     $ 310,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105




                                       49

David Lipscomb University General          $ 70,000                      *               2,285                      $ 70,000
Endowment
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

The First Foundation                       $ 240,000                     *               7,836                     $ 240,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Columbia/HCA Money Purchase Plan           $ 700,000                     *              22,857                     $ 700,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Equitable Life Assurance Separate          $ 160,000                     *               5,224                     $ 160,000
Account Balanced
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Hudson River Trust Balanced Fund           $ 935,000                     *              30,530                     $ 935,000
c/o Alliance Capital Management
1345 Avenue of the Americas
40th Floor
New York, NY 10105

Pacific Horizon Capital Income Fund       $ 3,485,000                    *             113,796                    $ 3,485,000
c/o Bank of America Capital
Management
221 North Wall Street - Suite 522
Spokane, WA  99201-0826

Pacific Innovation Trust Capital Income    $ 55,000                      *               1,796                      $ 55,000
Fund
c/o Bank of America Capital
Management
221 North Wall Street - Suite 522
Spokane, WA  99201-0826




                                       50

Bank of America Convertible Securities     $ 240,000                     *               7,837                     $ 240,000
Fund
c/o Bank of America Capital
Management
221 North Wall Street - Suite 522
Spokane, WA  99201-0826

Employee Benefit Convertible Fund          $ 120,000                     *               3,918                     $ 120,000
c/o Bank of America Capital
Management
221 North Wall Street - Suite 522
Spokane, WA  99201-0826

Equity Income Fund                        $ 2,700,000                    *              88,163                    $ 2,700,000
c/o Bank of America Capital
Management
221 North Wall Street - Suite 522
Spokane, WA  99201-0826

Chrysler Corporation Master Retirement    $ 2,000,000                    *              65,306                    $ 2,000,000
Trust
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA 90071

Unnamed Holders of Notes and Shares      $224,295,000             40.7%           7,389,224                       $224,295,000
                                         ------------             -----           ---------                       ------------
or any future transferees, pledgees,
donees or successors of or from any
such unnamed holder

Total                                    $550,000,000              100%          17,959,205                       $550,000,000

------------------------


 *       Less than 1.0%

(1) The information contained in this table reflects "beneficial" ownership of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. With respect to all holders listed in the table above who have not publicly disclosed in filings with the Commission or otherwise furnished to the Company information as to beneficial ownership of the Securities or information as to contractual or legal arrangements in respect thereof, the Company has not conducted any independent inquiry or investigation to ascertain such information and has relied exclusively on written questionnaires furnished to the Company for the express purpose of including the information set forth therein in this Prospectus. Certain ownership information set forth in this table has been updated subsequent to April 13, 1997 upon written instructions delivered to the Company by certain of the Selling Securityholders.



                                       51


(2) Includes shares of Common Stock issuable upon conversion of the Notes only. Represents the number of shares of Common Stock into which the Notes listed for such Selling Securityholder in this table are convertible as of the date of this Prospectus.

         The per share conversion price and, therefore, the number of Shares of Common Stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances. Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided the information regarding their Notes, in transactions exempt from the registration requirements of the Securities Act.

         Because the Selling Securityholders may, pursuant to this Prospectus, offer all or some portion of the Notes or Shares of Common Stock issuable upon conversion of the Notes, no estimate can be given as to the amount of the Notes or Shares of Common Stock that will be held by the Selling Securityholders upon termination of any such sales.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS


            The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the Notes or Common Stock. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Notes or Common Stock by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of Notes or Common Stock not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax exempt entities, banks, thrifts, insurance companies or other financial institutions, persons that hold the Notes or Common Stock as part of a "straddle", a "hedge" against currency risk or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.


            This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.


            PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.


                                  U.S. HOLDERS


            The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is a U.S. Holder. A U.S. Holder is defined as (i) a citizen or resident (as defined in Section 7701(b)(l) of the Code) of the United States, (ii) a corporation organized in or under the laws of the United States or any political subdivision thereof, (iii) any estate other than a Foreign Estate, or (iv) a U.S. Trust. A "Foreign Estate" means an estate the income of which is not includable in gross income for U.S. federal income tax purposes because it is from sources outside the United States and is not effectively connected with the conduct of a trade or business within the United States. A trust is a U.S. Trust if such trust is subject to U.S. federal income tax regardless of the source of its income. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an application election), a trust is a U.S. Trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all decisions of such trust. Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.


STATED INTEREST


            The stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received depending upon such U.S. Holder's method of accounting for federal income tax purposes. For this purpose, interest will be deemed to accrue without regard to conversion of the Notes. If the Company fails to comply with certain provisions of the Registration Rights Agreement then additional interest will become payable with respect to the Notes. See "Description of Notes--Registration Rights." Assuming that the contingency that the Company will pay such additional interest is "remote and incidental" within the meaning of applicable Treasury regulations, the Company believes that such additional interest will be taxable to U.S. Holders at the time it accrues or is received in accordance with each such holder's method of accounting.

MARKET DISCOUNT


            Gain recognized on the disposition (including a redemption) by a subsequent purchaser of a Note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily defined de minimis amount. "Market discount" is defined as the excess, if any, of (i) the stated redemption price at maturity over (ii) the tax basis of the debt obligation in the hands of the holder immediately after its acquisition.

            Under the de minimis exception, there is no market discount if the excess of the stated redemption price at maturity of the obligation over the holder's tax basis in the obligation is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years after the acquisition date to the Note's date of maturity. Unless a holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by a holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date.

            If a U.S. Holder of a Note acquired at market discount disposes of such Note in any transaction other than a sale, exchange or involuntary conversion, even though otherwise non-taxable (e.g., a gift), such U.S. Holder will be deemed to have realized an amount equal to the fair market value of the Note and would be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A U.S. Holder of a Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the Note until it is disposed of in a taxable transaction.

            A U.S. Holder of a Note acquired at market discount may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the U.S. Internal Revenue Service (the "Service"). If a U.S. Holder of a Note so elects to include market discount in income currently, the above-discussed rules with respect to ordinary income recognition resulting from sales and certain other disposition transactions and to deferral of interest deductions would not apply.

BOND PREMIUM


            If a U.S. Holder purchases a Note at a cost that is in excess of the amount payable on maturity (which will be determined by reference to an earlier call date if the call price would reduce the amount of the premium) (such excess being the "bond premium"), a U.S. Holder may elect under Section 171 of the Code to amortize such bond premium on a constant interest basis over the period from the acquisition date to the maturity date of such Note (or, in certain circumstances, until an earlier call date) and, except as future Treasury regulations may otherwise provide, reduce the amount of interest included in income in respect of the Note by such amount. A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization. An election to amortize bond premium would apply to all amortizable bond premium on all taxable bonds held at or acquired after the beginning of the U.S. Holder's taxable year as to which the election is made, and may be revoked only with the consent of the Service. No amortization is allowed for any premium attributable to the conversion feature of a Note.


            If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will generally receive a tax benefit from the bond premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

TAX BASIS


            A U.S. Holder's initial tax basis in a Note will be equal to the purchase price paid by such U.S. Holder for such Note.


SALE OR REDEMPTION

            Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a Note will be a taxable event for federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between
(i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition (other than in respect of accrued and unpaid interest thereon) and (ii) the U.S. holder's adjusted tax basis therein (other than any tax basis attributable to accrued and unpaid interest). Subject to the discussion above under the caption "Market Discount," such gain or loss should be capital gain or loss and will be long term capital gain or loss if the Note had been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other disposition.

CONVERSION OF NOTE INTO COMMON STOCK


            No gain or loss will be recognized for federal income tax purposes on conversion of Notes solely into shares of Common Stock, except with respect to any cash received in lieu of a fractional share or, in the case of both cash and accrual basis taxpayers, any accrued interest not previously included in income. To the extent the conversion is not treated as resulting in the payment of interest, the tax basis for the shares of Common Stock received upon conversion will be equal to the tax basis of the Notes converted into Common Stock, and the holding period of the shares of Common Stock will include the holding period of the Notes converted. Any accrued market discount not previously included in income as of the date of the conversion of the Notes and not recognized upon the conversion (e.g., as a result of the receipt of cash in lieu of a fractional interest in a Note) should carry over to the Common Stock received on conversion and be treated as ordinary income upon the subsequent disposition of such Common Stock.


ADJUSTMENT OF CONVERSION PRICE

            Section 305 of the Code treats as a distribution taxable as a dividend (to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Under Treasury regulations, an adjustment in the conversion price, or the failure to make such an adjustment, may, under certain circumstances be treated as a constructive dividend. Generally, a U.S. Holder's tax basis in a Note will be increased by the amount of any such constructive dividend.

BACK-UP WITHHOLDING

            A U.S. Holder of Notes or Common Stock may be subject to "back-up withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments, dividend payments and, under certain circumstances, principal payments on the Notes or proceeds from the disposition of Common Stock. These back-up withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (TIN) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) fails to report properly interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to back-up withholding. A U.S. Holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the Service. Any amount withheld from a payment to a U.S. Holder under the back-up withholding rules is creditable against the U.S. Holder's federal income tax liability, provided the required information is furnished to the Service. Back-up withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax exempt organizations, provided their exemption from back-up withholding is properly established.


            The Company will report to the U.S. Holders of Notes and Common Stock and to the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

                                NON-U.S. HOLDERS


            The following discussion is limited to the U.S. federal income tax consequences relevant to a Holder of a Note that is not a U.S. Holder, as defined above ("Non-U.S. Holder").

            For purposes of withholding tax on interest and dividends discussed below, a non-resident alien or other non-resident fiduciary of an estate or trust will be considered a Non-U.S. Holder. For purposes of the following discussion, interest, dividends and gain on the sale exchange or other disposition of a Note or Common Stock will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.


STATED INTEREST


            Generally any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest." Generally interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, and (ii) the beneficial owner, under penalty or perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, and (iii) the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

            The gross amount of payments to a Non-U.S. Holder of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the Service designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under proposed regulations, the Forms 1001 and 4224 will be replaced by Form W-8. Also, under proposed regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the proposed regulations for payments through qualified intermediaries.


DIVIDENDS


            In general, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate unless such is reduced by an applicable income tax treaty. Dividends that are connected with such holder's conduct of a trade or business in the United States (or U.S. trade or business income) are generally subject to U.S. federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate form with the payor, as discussed above. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty. Dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under proposed U.S. Treasury regulations, not currently in effect, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-U.S. Holder file a form which contains the holder's name and address or provides certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

            A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the Service.


CONVERSION


            A Non-U.S. Holder generally will not be subject to U.S federal income tax on the conversion of Notes into Common Stock, except with respect to cash (if any) received in lieu of a fractional share or interest not previously included in income. Cash in lieu of a fractional share may give rise to gain that would be subject to the rules described below for the sale of Notes. Cash or Common Stock treated as issued for accrued interest would be treated as interest under the rules described above.


SALE, EXCHANGE OR REDEMPTION OF NOTES OR COMMON STOCK


            Except as described below and subject to the discussion concerning back-up withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note or Common Stock generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note or Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States) and (iv) in the case of the disposition of Common Stock, the Company has not been and does not become a U.S. real property holding company.

FEDERAL ESTATE TAX

            Notes held (or treated as held) by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax provided that the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and income on the Notes was not U.S. trade or business income. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) will be included in such individual's estate for U.S. federal income tax purposes unless an applicable estate tax treaty otherwise applies.

INFORMATION REPORTING AND BACKUP WITHHOLDING


            The Company must report annually to the Service and to each Non-U.S. Holder any interest or dividend that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

            The Treasury regulations provide that backup withholding and information reporting will not apply to payments of principal on the Notes or Common Stock by the Company to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.)

            The payment of the proceeds from the disposition of Notes or Common Stock to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

            In the case of the payment of proceeds from the disposition of Notes or Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

            Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

THE COMPANY

The Company expects that interest on the Notes will be deductible for federal income tax purposes. While it is possible that certain circumstances could occur in the future that may limit the deductibility of such interest, the Company does not presently believe that such conditions will arise.


            THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

            The Common Stock is listed on the NYSE under the symbol "CU". The Rule 144A Notes have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. The Selling Securityholders have advised the Company that the Securities may be sold from time to time by the Selling Securityholders in transactions effected through the facilities of any national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which any of the Securities are then listed, admitted to unlisted trading privileges or included for quotation, in privately negotiated transactions or otherwise. The Securities also may be sold in a single underwritten public offering if the holders of a majority of the Registrable Securities so elect. See "Description of Notes-Registration Rights." The Securities will be sold at prices and on terms then prevailing, at prices related to the then-current market price of the Securities, or at negotiated prices. The Company has been advised that the Selling Securityholders may effect sales of the Securities directly, or indirectly by or through agents or broker-dealers and that the Securities may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sale transactions. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions, discounts, concessions or allowances and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by any Selling Securityholder and/or the purchasers of the Securities may arrange for other broker-dealers to participate in the sale process. Broker- dealers will receive discounts, concessions, allowances or commissions from the Selling Securityholders and/or the purchasers of the Securities in amounts which will be negotiated prior to the time of sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Securityholder and any broker-dealer or agent.

            In connection with the distribution of the Securities, certain of the Selling Securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out the short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery of the Securities to the broker-dealer. The Selling Securityholders may also loan or pledge the Securities to a broker-dealer and the broker-dealer may sell the Securities so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Security holders may from time to time enter into other types of hedging transactions.

            Any broker-dealer participating in any distribution of Securities in connection with the offering made hereby may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Securities from or through such broker-dealer.

            Under the Registration Rights Agreement, the Company is required to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable the Selling Securityholders to sell Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). In addition, the Company has agreed to pay certain expenses incident to the filing of the Registration Statement and maintaining its effectiveness for resales, from time to time, of the Registrable Securities. The Selling Securityholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or, to the extent such indemnification is unavailable or otherwise limited, will be entitled to contribution in connection therewith. The Company will not receive any of the proceeds from the sale of the Securities by the Selling Securityholders.

                             VALIDITY OF SECURITIES

            The validity of the Notes to be issued in the Offering is being passed upon for the Company by Robert T. Tucker, Esq., Corporate Secretary of the Company.

                                     EXPERTS


            The consolidated financial statements and schedule of the Company appearing in the CUC 10-K incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the years ended January 31, 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra, KPMG Peat Marwick LLP, independent auditors of Davidson, and Price Waterhouse LLP, independent accountants of Ideon. The financial statements and schedule referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

            With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1997 and 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Form 10-Q for the period ended April 30, 1997, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

            The financial statements of HFS and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the CUC/HFS Proxy have been audited by Deloitte & Touche LLP, as stated in their reports which are incorporated herein by reference. The financial statements of PHH (consolidated with those of HFS) as of December 31, 1996 and January 31, 1996 and for the year ended December 31, 1996 and each of the years in the two-year period ended January 31, 1996 have been audited by KPMG Peat Marwick LLP, as stated in their report incorporated herein by reference. Their report contains an explanatory paragraph that states that PHH adopted the provisions of Statement of Financial Standards No. 122 "Accounting for Mortgage Service Rights" in the year ended January 31, 1996. Such financial statements of HFS and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

            The consolidated financial statements of Century 21 NORS as of and for the year ended July 31, 1995, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated January 12, 1995 of White, Nelson & Co. LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

            The Independent Auditor's Report relating to the consolidated financial statements of Century 21 Real Estate Inc. and subsidiaries as of and for the years ended July 31, 1995, 1994 and 1993, has been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated September 25, 1995, of Tony H.

Davidson, CPA independent certified public accountant, incorporated by reference herein, given upon the authority of said individual as experts in accounting and auditing.

            The consolidated balance sheets of Coldwell Banker Corporation ("Coldwell Banker") and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1995, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated February 27, 1996 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

            The financial statements of Century 21 of Eastern Pennsylvania, Inc. (an "S" corporation) as of and for the years ended April 30, 1995 and 1994, have been incorporated by reference herein from the CUC/HFS Proxy in reliance upon the report dated June 22, 1995 of Woolard, Krajnik & Company, LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

            The consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1993 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1993 of Coldwell Banker and subsidiaries (formerly Coldwell Banker Residential Holding Company and subsidiaries) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein from the CUC/HFS Proxy by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            The consolidated financial statements of Avis, Inc. as of February 29, 1996 and February 28, 1995 and for each of the three years in the period ended February 29, 1996 incorporated in this Prospectus by reference to the CUC/HFS Proxy have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            The combined financial statements of Resort Condominiums International, Inc. as of and for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report dated February 23, 1996, except for Notes 9 to 11, as to which the date is February 7, 1997, and have been incorporated herein by reference from the CUC/HFS Proxy. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-----------------------------------------      ---------------------------------
-----------------------------------------      ---------------------------------


        No person has been authorized
in connection with the offering made
hereby to give any information or to
make any representations other than those
contained in this Prospectus, and, if
given or made, such information or
representations must not be relied upon                 $550,000,000
as having been authorized. This                    CUC INTERNATIONAL INC.
Prospectus does not constitute an offer          3% CONVERTIBLE SUBORDINATED
to sell or the solicitation of an offer          NOTES DUE FEBRUARY 15, 2002
to buy any securities other than the
securities to which it relates or an                17,959,205 SHARES OF
offer to sell or the solicitation of an                 COMMON STOCK
offer to buy such securities in any
circumstances in which such offer or
solicitation is unlawful. Neither the
delivery of this Prospectus nor any                 ------------------------
sale made hereunder shall, under any
circumstances, create any implication
that the information contained herein is               PROSPECTUS
correct as of any time subsequent to the
date hereof                                        --------------------------

             -----------                          _____________ __, 1997

          TABLE OF CONTENTS

                                       PAGE
AVAILABLE INFORMATION.....................3
INCORPORATION OF CERTAIN INFORMATION BY
   REFERENCE..............................3
SUMMARY...................................5
USE OF PROCEEDS..........................11
RATIO OF EARNINGS TO FIXED CHARGES.......11
DESCRIPTION OF NOTES.....................12
DESCRIPTION OF CAPITAL STOCK.............27
SELLING SECURITYHOLDERS..................29
CERTAIN UNITED STATES FEDERAL TAX
CONSIDERATIONS...........................53
PLAN OF DISTRIBUTION.....................60
VALIDITY OF SECURITIES...................61
EXPERTS..................................61

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee......    $166,666.67
*Accounting Fees and Expenses............................      30,000.00
*Legal Fees and Expenses.................................      40,000.00
*Miscellaneous...........................................       7,500.00
                                                            ------------

Total....................................................    $244,166.67
                                                            ============


As noted in Part I of this Registration Statement under "Plan of Distribution", the Company has agreed to bear certain costs incident to the registration of Securities and maintaining the effectiveness thereof.


* Estimated for purposes of completing information required pursuant to this
Item 14.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                        Section 145 of the Delaware General Corporation Law
(the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

                        The Company's By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

                        As permitted by Section 102(b)(7) of the DGCL, the Company's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

                        The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES



(a) Exhibits

         2.0 Agreement and Plan of Merger dated as of May 27, 1997, between CUC International Inc. and HFS Incorporated (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on May 29, 1997).*

         4.0 Indenture dated as of February 11, 1997, between CUC International Inc. and Marine Midland Bank, as trustee (incorporated herein by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K filed with the Commission on February 13, 1997).*

         4.1 Registration Rights Agreement dated as of February 11, 1997, between CUC International Inc. and
                     Goldman, Sachs & Co. for itself and on behalf of the other Purchasers party thereto (incorporated herein by reference to Exhibit 4(b) to the Company's Current Report on Form 8-K filed with the Commission on February 13, 1997).*

         5.0         Opinion of Robert T. Tucker, Esq.*

        12.0         Ratio of Earnings to Fixed Charges.

        15.0 Letter of Ernst & Young LLP relating to the Unaudited Interim Financial Information of CUC International Inc.

        23.1 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

        23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

        23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

        23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

        23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

        23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

        23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real Estate, Inc.

        23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

        23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

       23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

       23.11 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums International, Inc.

       23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

       23.13 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.

       23.14 Consent of Robert T. Tucker, Esq. (included in the opinion filed as Exhibit 5.0).*

        24.0         Power of Attorney*

        25.0 Statement of Eligibility and Qualification of Marine Midland Bank, as trustee, on Form T-1.*
----------------
*  Previously filed.

ITEM 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 16th day of September, 1997.


                                                        CUC INTERNATIONAL INC.



                                                        By: /s/ E. KIRK SHELTON
                                                            --------------------
                                                            E. Kirk Shelton
                                                            President



            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                   Title                                                          Date
               ---------                   -----                                                          ----

                                      *    Chief Executive Officer and Chairman of the Board           September 16, 1997
---------------------------------------
Walter A. Forbes                           (Principal Executive Officer)

                                      *    Senior Vice President and Chief Financial Officer           September 16, 1997
---------------------------------------
Cosmo Corigliano                           (Principal Financial and Accounting Officer)

                                      *    Director                                                    September 16, 1997
---------------------------------------
Bartlett Burnap

                                      *    Director                                                    September 16, 1997
---------------------------------------
T. Barnes Donnelley

                                      *    Director                                                    September 16, 1997
---------------------------------------
Stephen A. Greyser

                                      *    Director                                                    September 16, 1997
---------------------------------------
Christopher K. McLeod

                                      *    Director                                                    September 16, 1997
---------------------------------------
Burton C. Perfit

                                      *    Director                                                    September 16, 1997
---------------------------------------
Robert P. Rittereiser

                                      *    Director                                                    September 16, 1997
---------------------------------------
Stanley M. Rumbough, Jr.

/s/ E. KIRK SHELTON                        Director                                                    September 16, 1997
---------------------------------------
E. Kirk Shelton

                                      *    Director                                                    September 16, 1997
---------------------------------------
Kenneth A. Williams



-----------------------
*By E. Kirk Shelton,
as attorney-in-fact

/s/ E. KIRK SHELTON                                                                                    September 16, 1997
---------------------------------------
E. Kirk Shelton,
as attorney-in-fact


                                INDEX TO EXHIBITS


Exhibit
-------

12.0                           Ratio of Earnings to Fixed Charges.

15.0 Letter of Ernst & Young LLP relating to Unaudited Interim Financial Information of CUC International Inc.

23.1 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real Estate, Inc.

23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

23.11 Consent of Ernst & Young LLP relating to the audited financial statements of
                               Resort Condominiums International, Inc.

23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

23.13 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.